EXHIBIT 10.1

CONVERSION NOTICE

November 10, 2008

Xenacare Holdings, Inc.

14000 Military Trail

Delray Beach, FL 33484

Re:

Preferred Stock Series B -Conversion Request

Effective as of dated below, the undersigned registered holder (the “Holder”) of the attached certificate representing 206,600 shares of Series B Convertible Preferred Stock (the “Shares”) hereby irrevocably exercises the option to convert the Shares into 619,800 shares of restricted Common Stock (the “Conversion Shares”) of XenaCare Holdings, Inc. (the “Company”) in accordance with the terms of the Series B Convertible Preferred Stock Designation (the “Designation”), and directs that the certificates representing the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Designation.

The Holder represents and acknowledges that such Holder has reviewed the Company’s periodic and current reports, as filed with the Securities and Exchange Commission, including, but not limited to (i) Form 8-K Current Report filed on November 19, 2008 and the Share Exchange Agreement and Plan of Reorganization dated as of August 12, 2008 attached as an exhibit thereto; and (ii) Form 10-KSB Annual Report for the year ended December 31, 2007 and the exhibits attached thereto.

Dated: November 10, 2008

/s/ Miguel Dotres, President
Signature: Diversified Corporate Investment Group, Inc